Exhibit 10.3
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2007 EQUITY INCENTIVE PLAN
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made between lululemon athletica inc. (the “Company”) and ______________ (the “Optionee”).
WHEREAS, the Company maintains the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”) for the benefit of the employees of the Company and its Affiliates; and
WHEREAS, the Plan permits the award of Non-Qualified Stock Options to purchase Shares, subject to the terms of the Plan; and
WHEREAS, in connection with the Company’s employment of the Optionee, the Company desires to grant the Optionee Non-Qualified Stock Options under the Plan to compensate the Optionee and to further align the Optionee’s financial interests with those of the Company’s stockholders.
NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:
1.Award of Option. This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase ______________ Shares (the “Option Shares”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan applicable to Non-Qualified Stock Options, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.

2.U.S. Tax Nature of the Option. For Optionee’s that are U.S. taxpayers or otherwise subject to U.S. tax, the Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.

3.Date of Grant; Term of Option. The Option was approved by the Company’s Board of Directors to be effective on ______________ (the “Effective Date”) and may not be exercised later than the date that is seven (7) years after the Effective Date, subject to earlier termination in accordance with the Plan and this Agreement.

4.Option Exercise Price. The per share exercise price of the Option is ______________ (the “Exercise Price”), which amount is intended to be not less than the Fair Market Value per Share on the Effective Date.

5.Exercise of Option. The Option will become exercisable only in accordance with the terms and provisions of the Plan and this Agreement, as follows:
(a)Right to Exercise. The Option will become exercisable with respect to 25% of the Option Shares on each of the first, second, third and fourth anniversaries of the Effective Date, provided in each case that the Optionee remains continuously in Service with the Company or an Affiliate through the applicable anniversary. For the purposes of this Agreement, “Service” means an Optionee’s employment or service with the Company or an Affiliate, whether in the capacity of an employee of the Company or an Affiliate, or as a Director or a Consultant. An Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Company or an Affiliate or a change in the corporation for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service (notwithstanding any statutory, contractual or common law period of notice of termination, or compensation in lieu of such notice, to which the Optionee may be entitled) or upon the corporation for which the Optionee performs Service ceasing to be an Affiliate (if other than the Company). For greater certainty, the Optionee’s Service shall be deemed to have terminated on the date which any notice of termination of employment provided to the Optionee is stated to be effective (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and not during or as of the end of any period following such date during which the Optionee is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice. Subject to the foregoing, the Board, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(b)Method of Exercise. The Optionee may exercise the Option by providing written notice to the Company stating the election to exercise the Option. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company, and shall be accompanied by payment of the Exercise Price and an amount equal to any required tax withholding. Payment of the Exercise Price may be made in cash. In addition, this Option may be exercised through means of a “net settlement,” whereby no Exercise Price will be due and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Option Shares as to which the Option is then being exercised, and (ii) the difference between (a) the then current Fair Market Value per Share and (b) the Exercise Price, divided by (B) the then current Fair Market Value per Share. A number of Shares equal to the difference between the number of Option Shares as to which the Option is then being exercised and the number of Shares actually issued to the Optionee upon such net settlement will be deemed to have been retained by the Company in satisfaction of the Exercise Price.

(c)Share Legends. Any certificate evidencing an Option Share will contain such legends as may be required or appropriate under any applicable stockholder agreement or stock purchase agreement, in addition to any other legend that may be required or appropriate under applicable law, the Plan or otherwise.

(d)Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.

(e)Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws, exchange listing requirements or other laws or regulations.

6.Effect of Termination of Service on Exercisability of Option. Except as otherwise provided below, any portion of the Option that is not exercisable upon termination of Service will expire immediately and automatically upon such termination and any portion of an Option that is exercisable upon termination of Service will expire on the date it ceases to be exercisable in accordance with this Section 6.

(a)Termination for Cause. If the Optionee’s Service is terminated for Cause: (i) any Option held by the Optionee will immediately and automatically expire as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Optionee the Option exercise price paid for such Shares, if any.

(b)Termination by Reason of Retirement. In the event of the termination of the Optionee’s Service by reason of Retirement, the Option will continue to vest and become exercisable for twelve months following the date of Retirement in accordance with the terms and provisions of the Plan and this Agreement as if the Optionee had continued in Service for a period of twelve months following the date of Retirement. If the Optionee’s Service terminates by reason of Retirement, the Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination or becomes exercisable pursuant to the terms of this Section 6, for a period ending three years following the date of such termination (or, if sooner, on the last day of the stated term of the Option as provided in Section 3 of this Agreement). For purposes of this Agreement, “Retirement” means an Optionee’s termination of Service (other than a termination for Cause) after the earlier of (i) the Optionee’s completion of twenty five (25) years of such Service or (ii) the date on which the Optionee reaches at least the age 55 and has completed at least ten (10) years of such Service.

(c)Termination by Reason of Death. If the Optionee’s Service terminates by reason of death, the Option may thereafter be exercised in full with respect to 100% of the Option Shares by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, as applicable for a period ending twelve months following the date of death (or, if sooner, on the last day of the stated term of the Option as provided in Section 3 of this Agreement).

(d)Termination by Reason of Disability. If the Optionee’s Service terminates by reason of Disability, the Option may thereafter be exercised by the Optionee or his or her personal representative, to the extent it was exercisable at the time of termination, for a period ending 12 Months following the date of termination (or, if sooner, on the last day of the stated term of such Option as provided in Section 3 of this Agreement).

(e)Other Termination. If the Optionee’s Service terminates for any reason other than death, Disability, Retirement or Cause, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination, for a period ending 90 days following the date of such termination (or, if sooner, on the last day of the stated term of the Option as provided in Section 3 of this Agreement).

(f)Forfeiture For Violations of Non-Compete and/or Non-Solicitation Agreements. Notwithstanding anything in this Section 6 to the contrary, if, following the Optionee’s termination of Service, the Optionee violates any provision contained in a written service or other agreement applicable to the Optionee (or any other written Company policy of general application) relating to the prohibition of the Optionee from engaging in activities which would violate any legally enforceable non-compete or non-solicitation clause or rule, then the Option shall immediately become unexercisable and shall be forfeited in full effective as of the date of such violation. In addition, effective upon any violation described above, any exercise by the Optionee of the Option following the Optionee’s termination of Service shall be rescinded and the Optionee shall forfeit and return all shares received upon such exercise to the Company or, if the Optionee no longer retains such shares because the Optionee has disposed of the shares, then the Optionee shall remit the difference between the Fair Market Value of the shares on the date the Optionee disposed of them and the Grant Price for such shares.

7.Investment Representations. The Optionee represents and warrants to the Company that:
(a)unless the Option Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), he or she is acquiring the Option (and upon exercise of the Option, will be acquiring the Option Shares) for investment for his or her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof;

(b)unless the Option Shares have been registered under the Securities Act, he or she has a pre-existing personal or business relationship with the Company or one of its directors, officers or controlling persons and by reason of his or her business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his or her interests in connection with the acquisition of this Option and the Option Shares;

(c)he or she is an employee, executive officer, director or consultant of the Company or, unless resident in a Province of Canada other than British Columbia, an Affiliated Company, has the benefit of an exemption from the prospectus and registration requirements of applicable Canadian provincial securities laws; and

(d)the Optionee has voluntarily received this Option.
In addition, as a further condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.
8.Market Stand-Off.
(a)The Optionee hereby agrees that, in connection with any registration of securities under the Securities Act by the Company, the Optionee (and the Optionee’s permitted transferees, if any) shall not sell or otherwise transfer (including through short-sales, hedging, or similar transactions) any Option Shares during the period that the Board specifies (a “Holdback”); provided, however, that such period shall not exceed one hundred eighty (180) days (or other such period that the underwriters reasonably require) following the effective date of the applicable registration statement filed under the Securities Act (the “Market Stand-Off Period”). Until the end of such Market Stand-Off Period, the Company may impose, with respect to any Shares held by the Optionee or his or her permitted transferee, stop-transfer instructions consistent with the foregoing restrictions.

(b)Optionee also agrees to be bound by any restriction agreed to by holders of not less than a majority of the then outstanding Shares (giving effect to the pro forma conversion of all outstanding preferred shares and other convertible securities and the pro forma exercise of all stock options, warrants and other rights, to the extent then exercisable).

(c)In addition, if any managing underwriter or book runner of any such offering or registration (the “Underwriter”) requests, the Optionee will execute and deliver to the Underwriter such documents, agreements, and instruments that the Underwriter shall reasonably require to enable the Underwriter to obtain the benefit of the Holdback during the Market Stand-Off Period. In connection with the foregoing, the Optionee hereby appoints the Company’s Chief Executive Officer as the Optionee’s attorney-in-fact, with full power of substitution, to execute and deliver all documents, agreements and instruments to be executed and delivered by the Optionee, and to take all actions to be taken by the Optionee in each case in connection with effecting any Holdback.

9.Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators and heirs of the Optionee.

10.Responsibility for Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Optionee, unless and until satisfactory arrangements (as determined by the Company) will have been made by Optionee with respect to the payment of income, employment, social insurance, National Insurance Contributions, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee including, without limitation, in connection with the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired under the Plan and/or the receipt of any dividends on such Shares which the Company determines must be withheld (“Tax-Related Items”). To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Optionee. If Optionee fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time of the Option exercise, Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such amounts are not delivered at the time of exercise. Optionee authorizes the Company and/or the Employer to withhold any Tax-Related Items legally payable by Optionee from his or her wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of Shares. Further, if Optionee is subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges and agrees that the Company and/or Optionee’s employer (the “Employer”), or former employer, as applicable, may be required to withhold or account for tax in more than one jurisdiction. Regardless of any action of the Company or the Employer, Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result.
11.    Service Conditions. In accepting the Option, the Optionee acknowledges and agrees that:
(a)    Any notice period mandated under Applicable Law shall not be treated as Service for the purpose of determining the vesting of the Option; and the Optionee’s right to vesting of Shares in settlement of the Option after termination of Service, if any, will be measured by the date of termination of the Optionee’s active Service and will not be extended by any notice period mandated under applicable laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.
(b)    The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(c)    The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.

(d)    All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.
(e)    The Optionee’s participation in the Plan shall not create a right to further Service with the Company or an Affiliate and shall not interfere with the ability of with the Company or Affiliate to terminate the Optionee’s Service at any time, with or without cause, subject to applicable laws.
(f)    The Optionee is voluntarily participating in the Plan.
(g)    The Option is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or Affiliate and which is outside the scope of the Optionee’s employment contract, if any.
(h)    The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(i)    In the event that the Optionee is not an employee of a the Company or Affiliate, the Option grant will not be interpreted to form an employment contract or relationship with such entity that does not otherwise exist.
(j)    The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.
(k)    No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or Shares and the Optionee irrevocably releases the Company and Affiliates from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such a claim.
12.    Data Privacy Consent. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Company holds certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Optionee’s country or elsewhere, and that the recipient’s country may have different including less stringent data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired pursuant to the Option. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view

Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. The Optionee understands, however, that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the Optionee’s local human resources representative.
13.Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Option shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Option Agreement which are applicable to the Optionee’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Option to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan or this Agreement.
14.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by such means of electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company which may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Optionee consents to the electronic delivery of the Plan documents and this Agreement. The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Optionee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Optionee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Optionee understands that he or she is not required to consent to electronic delivery of documents.
15.Language. If Optionee has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.
16.Modification and Amendment. The Option granted hereunder is intended to be exempt from the application of Section 409A of the Code. Notwithstanding the foregoing, the Optionee hereby agrees that the Company may, without the consent of the Optionee, modify or amend the terms of the Option in any manner it deems reasonably necessary in its discretion, to cause this Option to be exempt from the application of Section 409A of the Code. For avoidance of doubt, however, the Company makes no representation or warranty regarding the tax treatment of this Option or the transactions contemplated by this Agreement and assumes no obligation to take any action to cause this Option or such transactions to be subject to any particular tax treatment.

17.The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan or this Award Agreement.
18.Entire Agreement. This Agreement, together with the Plan, and other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings or any agreements of any nature, written or otherwise, relating to the subject matter hereof.
19.Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.
20.Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

lululemon athletica inc.

_______________________
Chief Financial Officer

ADDITIONAL TERMS AND CONDITIONS OF
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
LULULEMON ATHLETICA INC. 2007 EQUITY INCENTIVE PLAN

This Appendix includes additional terms and conditions that govern the Option granted to the Optionee under the Plan if the Optionee resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.
The Optionee understands and agrees that the Company strongly recommends that the Optionee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Option vests or are exercised or the Shares are issued under the Plan.

The Optionee further understands and agrees that if the Optionee is a citizen or resident of a country other than the one in which the Optionee is currently working, transfer employment after grant of the Optionee, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Optionee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

CHINA
Terms and Conditions
Method of Payment.

Notwithstanding any provisions in the Plan to the contrary, including Section 5 (b), the methods of exercise available to the Option are restricted. Full payment of the Exercise Price for the Shares to be purchased on exercise of the Option must be made using a mandatory full “cashless” exercise method. Upon the Optionee’s delivery of a properly executed exercise notice together with irrevocable instructions to a broker, agent or other third party approved by the Company, such broker, agent or other third party will simultaneously sell all of the Shares that the Option is entitled to upon exercise, use the proceeds to pay the Exercise Price (plus any applicable fees and/or taxes) and remit the balance to the Optionee in cash.

Notification
Special Administration in China.

The grant of the Option, the Grantee’s ability to exercise the Option and sale of the Shares shall all be contingent upon the Company or the Affiliate obtaining approval from SAFE for the related foreign exchange transaction and the establishment of a SAFE-approved bank account. The receipt of funds by the Optionee from the sale of the exercised shares and the conversion of those funds to the local currency must be approved by SAFE.  In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company.  The Optionee may contact his or her local HR office for more details about the SAFE approved bank account.

HONG KONG
Notification
Securities Law Notice
The Option and Shares issued upon exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Options are intended only for the personal use of each eligible employee of the Company or its Affiliates and may not be distributed to any other person. If the Optionee is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Optionee should obtain independent professional advice.
TAIWAN
Notification
Securities Disclaimer. Neither the Plan nor the Option are registered in Taiwan with the Securities and Futures Bureau or subject to the securities laws of Taiwan.

UNITED KINGDOM
Terms and Conditions
Tax Reporting and Payment Liability.
The following provision supplements Section 10 (Responsibility for Taxes) of the Agreement:
The Optionee agrees that the Company or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Optionee may have to recover any overpayment from relevant U.K. tax authorities. If payment or withholding of any income tax liability arising in connection with the Optionee's participation in the Plan is not made by the Optionee to the Employer within ninety (90) days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), The Optionee understands and agrees that the amount of any uncollected income tax will constitute a loan owed by the Optionee to the Employer, effective on the Due Date. The Optionee understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by the Optionee, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Plan and/or this Award Agreement. Notwithstanding the foregoing, the Optionee understands and agrees that if they are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), they will not be eligible for such a loan to cover the income tax liability. In the event that the Optionee is a director or executive officer and the income tax is not collected from or paid by the Optionee by the Due Date, The Optionee understands that the amount of any uncollected income tax will constitute an additional benefit to the Optionee on which additional income tax and National Insurance Contributions will be payable. The Optionee understands and agrees that they will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 national insurance contributions due on this additional benefit which the Company or the Employer may recover from the Optionee by any of the means referred to in the Plan and/or this Agreement.
Notwithstanding the foregoing, if Optionee is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Optionee is an executive office or director and income tax is not collected from or paid by Optionee by the Due Date, the amount of any uncollected income tax will constitute a benefit to Optionee on which additional income tax and National Insurance Contributions (“NICs”) (including Employer's NICs, as defined below) may be payable. Optionee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of any NICs due on this additional benefit.
Notification
Securities Disclaimer. Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Option are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary.